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                                                                   Exhibit 23.2



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



   We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-73890) and related Prospectus of Essential Therapeutics, Inc. of our report dated March 16, 2001, with respect to the financial statements of The Althexis Company, Inc. included in the Current Report on Form 8-K/A dated October 24, 2001 of Essential Therapeutics, Inc., filed with the Securities and Exchange Commission.



                                          /s/ ERNST & YOUNG LLP



Boston, Massachusetts


December 26, 2001


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